Oportun Reports Third Quarter 2024 Financial Results
Met or outperformed each guidance metric

Total operating expenses declined 17% year-over-year

Credit card portfolio sale complete

Corporate debt refinancing expected to close on November 14th

SAN CARLOS, CA – November 12, 2024 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun”, or the "Company") today reported financial results for the third quarter ended September 30, 2024.

"I'm pleased that our third quarter results met or exceeded our expectations on each of our guidance metrics," said Raul Vazquez, CEO of Oportun. "We generated total revenue of $250 million, while our Annualized Net Charge-Off Rate declined 40 basis points sequentially to 11.9% as we reported lower year-over-year dollar net charge-offs for the fourth consecutive quarter. In addition, we narrowed our GAAP net loss sequentially while being Adjusted Net Income profitable for the third consecutive quarter this year, and more than doubled our Adjusted EBITDA year-over-year by generating $31 million, exceeding the top of our guidance range by 21%. We're now well positioned to responsibly resume originations growth while further enhancing our profitability year-over-year and finishing strong in the fourth quarter of 2024. This will provide momentum going into 2025, towards our preliminary expectations for full year GAAP profitability of $0.25 to $0.50 Diluted EPS, generating $1.00 to $1.25 of Adjusted EPS, and continuing to improve upon our credit performance."

Third Quarter 2024 Results

Metric	GAAP		Adjusted[1]
	3Q24	3Q23	3Q24	3Q23[2]
Total revenue	$250	$268
Net income (loss)	$(30)	$(21)	$0.9	$(12)
Diluted EPS	$(0.75)	$(0.55)	$0.02	$(0.31)
Adjusted EBITDA			$31	$14
Dollars in millions, except per share amounts.
[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

[2] Beginning 1Q24, we updated our calculations of Adjusted EBITDA and Adjusted Net Income (Loss). Prior periods presented here have been updated to reflect the prior period numbers on a comparable basis. See Appendix for non-GAAP reconciliation to the most comparable GAAP measure.

Business Highlights

◦Aggregate Originations were $480 million, compared to $483 million in the prior-year quarter
◦Portfolio Yield was 33.2%, an increase of 69 basis points compared to the prior-year quarter
◦Owned Principal Balance at End of Period was $2.7 billion, compared to $2.9 billion in the prior-year quarter
◦Annualized Net Charge-Off Rate of 11.9% as compared to 11.8% for the prior-year quarter
◦30+ Day Delinquency Rate of 5.2% as compared to 5.5% for the prior-year quarter

Financial and Operating Results

All figures are as of or for the quarter ended September 30, 2024, unless otherwise noted.

Operational Drivers

Originations – Aggregate Originations for the third quarter were $480 million, virtually flat compared to $483 million in the prior-year quarter, despite a decrease in average loan size under a conservative credit posture from $3,975 to $3,244.

Portfolio Yield - Portfolio Yield for the third quarter was 33.2%, an increase of 69 basis points as compared to 32.5% in the prior-year quarter, primarily attributable to increased pricing on loans.

Financial Results

Revenue – Total revenue for the third quarter was $250 million, a decrease of 7% as compared to $268 million in the prior-year quarter. The decrease was primarily attributable to a 7% decline in our Average Daily Principal Balance. Net revenue for the third quarter was $63 million, compared to net revenue of $85 million in the prior-year quarter primarily due to the decline in total revenue, a non-cash mark on our ABS notes due to their weighted average price increasing from 96.0% to 97.8% and an increase in interest expense.

Operating Expense and Adjusted Operating Expense1 – For the third quarter, total operating expense was $102 million, a decrease of 17% as compared to $123 million in the prior-year quarter. The decrease is attributable to a combined set of cost reduction initiatives announced in 2023 and 2024. The Company remains on track to reduce its operating expenses to $97.5 million or below by the fourth quarter of 2024. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, decreased 17% year-over-year to $96 million.

Net Income (Loss) and Adjusted Net Income (Loss)1 – Net loss was $30 million as compared to a net loss of $21 million in the prior-year quarter. The increased loss was attributable to the decline in total revenue, a non-cash mark on our ABS notes due to their weighted average price increasing from 96.0% to 97.8% and an increase in interest expense, partially offset by lower operating expenses. Adjusted Net Income was $0.9 million as compared to Adjusted Net Loss of $12 million in the prior-year quarter. The increase in Adjusted Net Income was attributable to the aforementioned expense reduction initiatives, along with lower net charge-offs.

Earnings (Loss) Per Share and Adjusted EPS1 – GAAP net loss per share, basic and diluted, were both $0.75 during the third quarter, compared to GAAP net loss per share, basic and diluted of $0.55 in the prior-year quarter. Adjusted Earnings Per Share was $0.02 as compared to $(0.31) in the prior-year quarter.

Adjusted EBITDA1 – Adjusted EBITDA was $31 million, up from $14 million in the prior-year quarter, driven by expense reduction initiatives and lower net charge-offs, partially offset by higher interest expense.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 11.9%, compared to 11.8% for the prior-year quarter. Net Charge-offs for the quarter were down to $82 million, compared to $88 million for the prior-year quarter.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 5.2% at the end of the quarter, compared to 5.5% at the end of the prior-year quarter.

Operating Expense Ratio and Adjusted Operating Expense Ratio1 – Operating Expense Ratio for the quarter was 14.7% as compared to 16.4% in the prior-year quarter, a 164 basis point improvement. Adjusted Operating Expense Ratio was 13.9% as compared to 15.6% in the prior-year quarter, a 165 basis point improvement. The Adjusted Operating Expense Ratio excludes stock-based compensation expense and certain non-recurring charges, such as expenses related to the credit card portfolio sale. The improvement in Adjusted Operating Expense Ratio is primarily attributable to the Company's focus on reducing operating expenses, partially offset by a decrease in Average Daily Principal Balance under its conservative credit posture.

Return On Equity ("ROE") and Adjusted ROE1 – ROE for the quarter was (35)%, as compared to (19)% in the prior-year quarter. The decline was attributable to the increased net loss. Adjusted ROE for the quarter was 1.1%, as compared to (10)% in the prior-year quarter.

1 Beginning 1Q24, we updated our calculations of Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Operating Expense. To align with these updated calculations we also updated Adjusted EPS and Adjusted Return on Equity. Prior periods presented here have been updated to reflect the prior period numbers on a comparable basis. See Appendix for non-GAAP reconciliation to the most comparable GAAP measure.

Other Products

Secured personal loans – As of September 30, 2024, the Company had a secured personal loan receivables balance of $141 million, up from $119 million at the end of the third quarter of 2023. Available only in California as of the end of last year, Oportun now also offers secured personal loans in Texas, Florida, Arizona, New Jersey and Illinois. Through the first three quarters of 2024, secured personal loans losses have run over 500 basis points lower compared to unsecured personal loans, with revenue per loan over 60% higher due to larger average loan sizes.

Credit cards receivable – As of September 30, 2024, the Company had a credit cards receivable balance of $89 million, down 23% from $116 million at the end of the third quarter of 2023. On September 24, 2024, the Company signed a definitive agreement to sell its credit card portfolio, and the sale has closed as of the date of this release.

Funding and Liquidity

As of September 30, 2024, total cash was $229 million, consisting of cash and cash equivalents of $72 million and restricted cash of $157 million. Cost of Debt and Debt-to-Equity were 7.8% and 8.7x, respectively, for and at the end of the third quarter 2024 as compared to 6.3% and 6.6x, respectively, for and at the end of the prior-year quarter. As of September 30, 2024, the Company had $476 million of undrawn capacity on its personal loan warehouse lines totaling $552 million. As of September 30, 2024, the Company had $7 million of undrawn capacity on its existing $60 million credit card warehouse line. The Company's credit card warehouse line has been repaid in full and terminated as of the date of this release, concurrent with the sale of the credit card portfolio.

Financial Outlook for Fourth Quarter and Full Year 2024

Oportun is providing the following guidance for 4Q 2024 and full year 2024 as follows:

	4Q 2024	Full Year 2024
Total Revenue	$246 - $250M	$997 - $1,001M
Annualized Net Charge-Off Rate	11.8% +/- 15 bps	12.0% +/- 10 bps
Adjusted EBITDA[1]	$28 - $30M	$92 - $94M

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, including revised Adjusted EBITDA, and the table entitled “Reconciliation of Forward Looking Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss third quarter 2024 results at 5:00 p.m. ET (2:00 p.m. PT) today. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. The dial-in number for the conference call is 1-866-604-1698 (toll-free) or 1-201-389-0844 (international). Participants should call in 10 minutes prior to the scheduled start time. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. A file that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com following the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Efficiency, Adjusted Operating Expense Ratio, and Adjusted ROE, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $19.2 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance, results of operations and financial position; achievement of the Company's strategic priorities and goals; the Company's expectations regarding the impact of the sale of its credit card portfolio; the Company's expectations regarding the impact of the corporate debt refinancing, including expected timelines; the Company's expectations regarding macroeconomic conditions; the Company's profitability and future growth opportunities; the effect of and trends in fair value mark-to-market adjustments on the Company's loan portfolio and asset-backed notes; the Company's fourth quarter and full year 2024 outlook; the Company’s expectations regarding Diluted and Adjusted EPS in full year 2025; the Company's expectations related to future profitability on an adjusted basis, and the plans and objectives of management for our future operations, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K, and include, but are not limited to, Oportun's ability to retain existing members and attract new members; Oportun's ability to accurately predict demand for, and develop its financial products and services; the effectiveness of Oportun's A.I. model; macroeconomic conditions, including rising inflation and market interest rates; increases in loan non-payments, delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies; the risk of security breaches or incidents affecting the Company's information technology systems or those of the Company's third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry; changes in Oportun's ability to obtain additional financing on acceptable terms or at all; and Oportun's potential need to seek additional strategic alternatives, including restructuring or refinancing its debt, seeking additional debt or equity capital, or reducing or delaying its business activities. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Michael Azzano
Cosmo PR for Oportun
(415) 596-1978
michael@cosmo-pr.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Interest income	$230.0	$243.3	$692.0	$721.3
Non-interest income	19.9	25.0	58.8	73.0
Total revenue	250.0	268.2	750.8	794.3
Less:
Interest expense	55.7	47.0	164.5	127.4
Net decrease in fair value	(131.6)	(136.1)	(384.6)	(458.3)
Net revenue	62.6	85.1	201.8	208.6

Operating expenses:
Technology and facilities	40.6	52.7	128.3	164.7
Sales and marketing	17.4	18.9	49.7	57.2
Personnel	21.0	28.6	67.5	96.7
Outsourcing and professional fees	10.1	10.5	28.7	34.2
General, administrative and other	13.0	11.9	46.8	52.1
Total operating expenses	102.1	122.5	320.9	404.9

Income (loss) before taxes	(39.5)	(37.4)	(119.1)	(196.4)
Income tax benefit	(9.5)	(16.2)	(31.7)	(58.2)
Net loss	$(30.0)	$(21.1)	$(87.4)	$(138.1)

Diluted Earnings (Loss) per Common Share	$(0.75)	$(0.55)	$(2.21)	$(3.80)
Diluted Weighted Average Common Shares	39,964,322	38,283,071	39,562,204	36,333,570

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$71.8	$91.2
Restricted cash	156.7	114.8
Loans receivable at fair value	2,728.5	2,962.4
Credit cards receivable held for sale	52.6	—
Capitalized software and other intangibles	92.0	114.7
Right of use assets - operating	9.7	21.1
Other assets	140.0	107.7
Total assets	$3,251.3	$3,411.9

Liabilities and stockholders' equity
Liabilities
Secured financing	$125.4	$290.0
Asset-backed notes at fair value	1,386.7	1,780.0
Asset-backed borrowings at amortized cost	1,109.4	581.5
Acquisition and corporate financing	215.7	258.7
Lease liabilities	19.7	28.4
Other liabilities	66.9	68.9
Total liabilities	2,923.7	3,007.5
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	595.1	584.6
Accumulated deficit	(261.3)	(173.8)
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	327.6	404.4
Total liabilities and stockholders' equity	$3,251.3	$3,411.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net loss	$(30.0)	$(21.1)	$(87.4)	$(138.1)
Adjustments for non-cash items	139.4	138.2	397.5	446.3
Proceeds from sale of loans in excess of originations of loans sold and held for sale	1.2	2.1	4.3	5.6
Changes in balances of operating assets and liabilities	(2.1)	(12.1)	(12.3)	(27.3)
Net cash provided by operating activities	108.5	107.1	302.1	286.5

Cash flows from investing activities
Net loan principal repayments (loan originations)	(105.9)	(79.8)	(126.4)	(165.7)
Proceeds from loan sales originated as held for investment	0.6	1.1	2.8	2.8
Capitalization of system development costs	(4.8)	(6.4)	(13.1)	(25.2)
Other, net	(0.2)	(0.2)	(0.6)	(1.2)
Net cash used in investing activities	(110.3)	(85.3)	(137.3)	(189.4)

Cash flows from financing activities
Borrowings	557.7	245.9	1,045.6	516.1
Repayments	(564.0)	(269.7)	(1,187.6)	(615.0)
Net stock-based activities	—	(0.6)	(0.3)	(2.3)
Net cash used in financing activities	(6.3)	(24.4)	(142.3)	(101.3)

Net increase (decrease) in cash and cash equivalents and restricted cash	(8.1)	(2.7)	22.5	(4.2)
Cash and cash equivalents and restricted cash beginning of period	236.6	202.3	206.0	203.8
Cash and cash equivalents and restricted cash end of period	$228.5	$199.6	$228.5	$199.6

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Financial and Operating Metrics	2024	2023	2024	2023
Aggregate Originations (Millions)	$480.2	$482.7	$1,253.1	$1,375.8
Portfolio Yield (%)	33.2%	32.5%	33.2%	32.0%
30+ Day Delinquency Rate (%)	5.2%	5.5%	5.2%	5.5%

Other Metrics
Managed Principal Balance at End of Period (Millions)	$3,011.8	$3,231.0	$3,011.8	$3,231.0
Owned Principal Balance at End of Period (Millions)	$2,732.2	$2,927.9	$2,732.2	$2,927.9
Average Daily Principal Balance (Millions)	$2,755.5	$2,967.7	$2,784.2	$3,010.1

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

This press release dated November 12, 2024 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

As previously announced on March 12, 2024, beginning with the quarter ended March 31, 2024 the Company has updated it's calculation of Adjusted EBITDA and Adjusted Net Income for all periods. To align with these updated calculations the Company also updated Adjusted Operating Efficiency, Adjusted EPS and Adjusted Return on Equity. Comparable prior period Non-GAAP financial measures are included in addition to the previously reported metrics.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company believes it is useful to exclude the impact of interest expense associated with the Company's corporate financing facilities, including the senior secured term loan and the residual financing facility, as it views this expense as related to its capital structure rather than its funding.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, and other non-recurring charges because it does not believe that these items reflect ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our corporate financing facilities.
•The Company also excludes fair value mark-to-market adjustments on its loans receivable portfolio and asset-backed notes carried at fair value because these adjustments do not impact cash.

Adjusted Net Income

The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and the Company's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, and other non-recurring charges because it does not believe that these items reflect its ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our corporate financing facilities.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.
•The Company also excludes the fair value mark-to-market adjustment on its asset-backed notes carried at fair value to align with the 2023 accounting policy decision to account for new debt financings at amortized cost.

Adjusted Operating Expense, Adjusted Operating Efficiency and Adjusted Operating Expense Ratio
The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as expenses associated with our workforce optimization, and other non-recurring charges. Other non-recurring charges include litigation reserve, impairment charges, and debt amendment costs related to our Corporate Financing facility. The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense Ratio as Adjusted Operating Expense divided by Average Daily Principal Balance. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges. The Company believes Adjusted Operating Efficiency and Adjusted Operating Expense Ratio are important measures because they allow management, investors and Oportun's board of directors to evaluate how efficiently the Company is managing costs relative to revenue and Average Daily Principal Balance.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to its stockholders' equity and how efficiently it generates income from stockholders' equity.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA	2024	2023	2024	2023
Net income (Loss)	$(30.0)	$(21.1)	$(87.4)	$(138.1)
Adjustments:
Income tax benefit	(9.5)	(16.2)	(31.7)	(58.2)
Interest on corporate financing	12.6	15.0	39.7	37.4
Depreciation and amortization	13.5	13.9	39.7	41.1
Stock-based compensation expense	3.2	4.3	10.2	13.2
Workforce optimization expenses	—	0.5	3.0	15.7
Other non-recurring charges (1)	2.9	1.6	16.7	4.7
Fair value mark-to-market adjustment	38.6	16.5	73.3	93.2
Adjusted EBITDA(2)	$31.4	$14.5	$63.5	$8.9

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income	2024	2023	2024	2023
Net income (Loss)	$(30.0)	$(21.1)	$(87.4)	$(138.1)
Adjustments:
Income tax benefit	(9.5)	(16.2)	(31.7)	(58.2)
Stock-based compensation expense	3.2	4.3	10.2	13.2
Workforce optimization expenses	—	0.5	3.0	15.7
Other non-recurring charges (1)	2.9	1.6	16.7	4.7
Net decrease in fair value of credit cards receivable	—	—	36.2	—
Mark-to-market adjustment on ABS notes	34.6	14.9	63.6	76.4
Adjusted income before taxes	1.3	(16.1)	10.7	(86.4)
Normalized income tax expense	0.3	(4.4)	2.9	(23.3)
Adjusted Net Income (Loss) (3)	$0.9	$(11.8)	$7.8	$(63.1)

Stockholders' equity	$327.6	$441.4	$327.6	$441.4
Adjusted ROE (%) (4)	1.1%	(10.4)%	2.8%	(17.1)%

Note: Numbers may not foot or cross-foot due to rounding.
(1) Certain prior-period financial information has been reclassified to conform to current period presentation.
(2) Our calculation of Adjusted EBITDA was updated in Q1 2024 to more closely align with management’s internal view of the performance of the business. The Q3 2023 and YTD 2023 values for Adjusted EBITDA shown in the table above have been revised and presented on a comparable basis, prior to these revisions the values would have been $15.6 million and $(4.5) million, respectively.
(3) Our calculation of Adjusted Net Income (Loss) was updated in Q1 2024 to more closely align with management’s internal view of the performance of the business. The Q3 2023 and YTD 2023 values for Adjusted Net Income (Loss) shown in the table above have been revised and presented on a comparable basis, prior to these revisions the values would have been $(17.6) million and $(103.5) million, respectively.
(4) Calculated as Adjusted Net Income (Loss) divided by average stockholders’ equity. ROE has been annualized. Due to the Adjusted Net Income (Loss) revisions in Q1 2024, the Q3 2023 and YTD 2023 Adjusted ROE values would have been (15.5)% and (28.0)%, respectively.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Operating Efficiency	2024	2023	2024	2023
Operating Efficiency	40.8%	45.7%	42.7%	51.0%
Total Revenue	$250.0	$268.2	$750.8	$794.3

Total Operating Expense	$102.1	$122.5	$320.9	$404.9
Adjustments:
Stock-based compensation expense	(3.2)	(4.3)	(10.2)	(13.2)
Workforce optimization expenses	—	(0.5)	(3.0)	(15.7)
Other non-recurring charges (1)	(2.5)	(1.3)	(15.6)	(3.9)
Total Adjusted Operating Expense	$96.3	$116.4	$292.1	$372.1

Adjusted Operating Efficiency(2)	38.5%	43.4%	38.9%	46.8%

Average Daily Principal Balance	$2,755.5	$2,967.7	$2,784.2	$3,010.1

OpEx Ratio	14.7%	16.4%	15.4%	18.0%
Adjusted OpEx Ratio	13.9%	15.6%	14.0%	16.5%

Note: Numbers may not foot or cross-foot due to rounding.
(1) Certain prior-period financial information has been reclassified to conform to current period presentation.
(2) Our calculation of Adjusted Net Income (Loss) was updated in Q1 2024 to more closely align with management’s internal view of the performance of the business. We have removed the adjustment related to acquisition and integration related expenses from our calculation of Adjusted Operating Efficiency to maintain consistency with the revised Adjusted EBITDA and Adjusted Net Income (Loss) calculations. The Q3 2023 and YTD 2023 values for Adjusted Operating Efficiency shown in the table above have been revised and presented on a comparable basis, prior to these revisions the values would have been 40.8% and 44.2%, respectively.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP Earnings (loss) per Share	2024	2023	2024	2023
Net income (loss)	$(30.0)	$(21.1)	$(87.4)	$(138.1)
Net income (loss) attributable to common stockholders	$(30.0)	$(21.1)	$(87.4)	$(138.1)

Basic weighted-average common shares outstanding	39,964,322	38,283,071	39,562,204	36,333,570
Weighted average effect of dilutive securities:
Stock options	—	—	—	—
Restricted stock units	—	—	—	—
Diluted weighted-average common shares outstanding	39,964,322	38,283,071	39,562,204	36,333,570

Earnings (loss) per share:
Basic	$(0.75)	$(0.55)	$(2.21)	$(3.80)
Diluted	$(0.75)	$(0.55)	$(2.21)	$(3.80)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Earnings (loss) Per Share	2024	2023	2024	2023
Diluted earnings (loss) per share	$(0.75)	$(0.55)	$(2.21)	$(3.80)

Adjusted Net Income	$0.9	$(11.8)	$7.8	$(63.1)

Basic weighted-average common shares outstanding	39,964,322	38,283,071	39,562,204	36,333,570
Weighted average effect of dilutive securities:
Stock options	—	—	—	—
Restricted stock units	267,148	—	390,785	—
Diluted adjusted weighted-average common shares outstanding	40,231,470	38,283,071	39,952,989	36,333,570

Adjusted Earnings (loss) Per Share(1)	$0.02	$(0.31)	$0.19	$(1.74)

Note: Numbers may not foot or cross-foot due to rounding.
(1) Our calculation of Adjusted Net Income (Loss) was updated in Q1 2024 to more closely align with management’s internal view of the performance of the business. The Q3 2023 and YTD 2023 values for Adjusted EPS shown in the table above have been revised and presented on a comparable basis, prior to these revisions the values would have been $(0.46) and $(2.85), respectively.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	4Q 2024				FY 2024
	Low		High		Low		High
Adjusted EBITDA
Net (loss)	$(12.1)	*	$(10.6)	*	$(47.8)	*	$(46.2)	*
Adjustments:
Income tax expense (benefit)	(3.4)		(2.9)		(12.9)		(12.5)
Interest on corporate financing	10.1		10.1		49.8		49.8
Depreciation and amortization	11.5		11.5		51.2		51.2
Stock-based compensation expense	3.3		3.3		13.6		13.6
Workforce optimization expenses	—		—		2.9		2.9
Other non-recurring charges	18.6		18.6		35.2		35.2
Fair value mark-to-market adjustment	*		*		*		*
Adjusted EBITDA	$28.0		$30.0		$92.0		$94.0

*Due to the uncertainty in macroeconomic conditions, we are unable to precisely forecast the fair value mark-to-market adjustments on our loan portfolio and asset-backed notes. As a result, while we fully expect there to be a fair value mark-to-market adjustment which could have an impact on GAAP net income (loss), the net income (loss) number shown above assumes no change in the fair value mark-to-market adjustment.

	FY 2025
Adjusted Net Income and Adjusted EPS	Low	High
Net income	$12.6	$25.1
Adjustments:
Income tax expense (benefit)	4.7	9.3
Stock-based compensation expense	14.4	14.4
Other non-recurring charges	6.4	6.4
Mark-to-market adjustment on ABS notes	30.8	30.8
Adjusted income before taxes	68.9	86.0
Normalized income tax expense	18.7	23.2
Adjusted Net Income	$50.2	$62.8

Diluted weighted-average common shares outstanding	50.2	50.2

Diluted earnings per share	$0.25	$0.50
Adjusted Earnings Per Share	$1.00	$1.25

Note: Numbers may not foot or cross-foot due to rounding.